                                 EXHIBIT 99.1

               THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
         RESTATED CONSOLIDATED STATEMENT OF INCOME AND RETAINED EARNINGS
                                    UNAUDITED
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                                                             Three Months         Six Months        Nine Months       Twelve Months
(In millions, except per share)                                  Ended              Ended              Ended              Ended
                                                                Mar 31,             Jun 30,           Sep 30,             Dec 31,
                                                                 1997               1997               1997                1997
                                                              ----------         ----------         ----------         -----------

NET SALES                                                      $ 3,208.7          $ 6,498.6          $ 9,797.3          $ 13,065.3

Cost of Goods Sold                                               2,453.1            4,977.7            7,514.0            10,015.6
Selling, Administrative and General Expense                        466.3              928.7            1,394.5             1,886.7
Asset Writedown and Other Rationalizations                           -                  -                  -                 265.2
Interest Expense                                                    31.0               63.5               91.9               119.5
Other Expense                                                        7.6               10.9               18.2                24.5
Foreign Currency Exchange                                           (3.1)              (6.2)             (16.3)              (34.1)
Minority Interest in Net Income of Subsidiaries                     11.5               23.2               35.1                44.6
                                                              ----------         ----------         ----------         -----------
Income from Continuing Operations before Income Taxes              242.3              500.8              759.9               743.3
United States and Foreign Taxes on Income                           82.1              158.9              233.2               220.9
                                                              ----------         ----------         ----------         -----------
INCOME FROM CONTINUING OPERATIONS                                  160.2              341.9              526.7               522.4

Discontinued Operations                                             10.2               20.7               30.0                36.3
                                                              ----------         ----------         ----------         -----------
NET INCOME                                                         170.4              362.6              556.7               558.7

Retained Earnings at Beginning of Period                         2,603.0            2,603.0            2,603.0             2,603.0

Cash Dividends                                                     (43.9)             (87.6)            (131.3)             (178.3)
                                                              ----------         ----------         ----------         -----------
Retained Earnings at End of Period                             $ 2,729.5          $ 2,878.0          $ 3,028.4           $ 2,983.4
                                                              ==========         ==========         ==========         ===========


PER SHARE OF COMMON STOCK - BASIC:

    Income from Continuing Operations                              $1.02              $2.19              $3.37               $3.34
    Discontinued Operations                                        $0.07              $0.13              $0.20               $0.24
                                                                   -----              -----              -----               -----
    Net Income                                                     $1.09              $2.32              $3.57               $3.58
                                                                   =====              =====              =====               =====

Average Shares Outstanding                                         156.4              156.1              156.1               156.2


PER SHARE OF COMMON STOCK - DILUTED:

    Income from Continuing Operations                              $1.01              $2.17              $3.33               $3.30
    Discontinued Operations                                        $0.07              $0.13              $0.19               $0.23
                                                                   -----              -----              -----               -----
    Net Income                                                     $1.08              $2.30              $3.52               $3.53
                                                                   =====              =====              =====               =====

Average Shares Outstanding                                         158.0              157.9              158.0               158.2


CASH DIVIDENDS PER SHARE                                           $0.28              $0.56              $0.84               $1.14
                                                                   =====              =====              =====               =====

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                                   X-99.1-1